Exhibit 99.1


                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 844-1258 FAX (631) 844-1471



FOR IMMEDIATE RELEASE               Contact:      Daniel M. Healy
                                                  Executive Vice President
                                                  Chief Financial Officer
                                                  (631) 844-1258


                  NORTH FORK TO PRESENT AT UPCOMING CONFERENCE
                                IN NEW YORK CITY


Melville, N.Y. - November 18, 2003 - North Fork Bancorporation, Inc. (NYSE: NFB) will be presenting at the Merrill Lynch Banking and Financial Services Investor Conference on Wednesday, November 19 at 4:20 p.m. (ET). Merrill Lynch has established a webcast for interested parties to view or listen to the presentation.



The webcast can be accessed by visiting North Fork's website at
http://www.northforkbank.com and click on Merrill Lynch Conference Webcast -
----------------------------              ----------------------------------
November 19, 2003. A printable version of the presentation slide show will also
------------------
be available on the North Fork website.


                                        4